Exhibit 10.1

                          Strategic Alliance Agreement

                                                            FINAL EXECUTION COPY

                          STRATEGIC ALLIANCE AGREEMENT
                          ----------------------------

     This agreement ("Agreement"), is entered into as of the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), by and among PHL VARIABLE INSURANCE COMPANY ("PHLVIC"), PHOENIX LIFE INSURANCE COMPANY, ("PLIC" and, together with PHLVIC, "PHL Variable"), PHOENIX EQUITY PLANNING CORPORATION ("PEPCO" and, together with PHLVIC and PLIC, the "PHL Parties"), LOCKWOOD CAPITAL MANAGEMENT, INC. ("LCM"), MBSC SECURITIES CORPORATION ("MBSC"), and DREYFUS SERVICE ORGANIZATION, INC. ("DSO" and, together with MBSC, "Dreyfus"; and DSO, together with MBSC and LCM, the "LCM Parties"). Except as otherwise defined, capitalized terms used herein shall have the meanings given to them in Section 1. Definitions, below.

                                    RECITALS
                                    --------

     A.   PHL Variable will offer to issue the GRIS to LIS Clients.

     B. LCM is an investment adviser that is registered with the SEC under the Advisers Act and sponsors LIS.

     C. LCM has established certain asset allocation Models with respect to LIS that are eligible for use with the GRIS, and in the future may establish other Models that become eligible for use with the GRIS.

     D. The Parties have entered into the Sales and General Agency Agreement, effective as of the Effective Date, pursuant to which Dreyfus will solicit sales of the GRIS to LIS Clients.

     E. PHL Variable will provide or cause one or more of their Affiliates to provide to the LCM Parties, and LCM will provide or cause one or more of its Affiliates to provide to the PHL Parties, certain administrative services described herein.

     F. The Parties desire to set forth herein certain of their respective duties and obligations in connection with the GRIS, all upon the terms and subject to the conditions more fully set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

SECTION 1 DEFINITIONS

     1.01 1933 ACT. The Securities Act of 1933, as amended.

     1.02 1934 ACT. The Securities Exchange Act of 1934, as amended.

     1.03 ADVISERS ACT. The Investment Advisers Act of 1940, as amended.

     1.04 AFFILIATE. With respect to a person, any other person controlling, controlled by, or under common control with, such person.

     1.05 AGREEMENT. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.06 APPLICATION. The application, enrollment form, or similar form approved for use by PHL Variable by which an LIS Client applies for a GRIS.

     1.07 BOOKS AND RECORDS. All books and records maintained or required by applicable Law to be maintained by each of the Parties hereto in connection with this Agreement and the GRIS, including to the extent any of the following exist: (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images; (iv) all computer data files; and (v) any and all records in other forms. In the case of the LCM Parties, Books and Records shall include all records related to each LIS Account and each Model, including Nonpublic Personal Information, deposits, withdrawals, investments, account values, selection of annual optional increases with respect to each LIS Account, and any and all data provided to any of the PHL Parties or any Affiliate thereof in connection with this Agreement, the Sales and General Agency Agreement or the Memorandum of Understanding. In the case of the PHL Parties, Books and Records shall include all records related to the GRIS, including Nonpublic Personal Information, applications, GRIS issuance, benefit calculations and determinations, claim determinations, and customer correspondence. Books and Records shall not include any internal documentation of any of the internal programs, systems and procedures of any of the LCM Parties or their Affiliates, or any of the PHL Parties or their Affiliates.

     1.08 BUSINESS DAY. A day when the New York Stock Exchange is open for business.

     1.09 CERTIFICATE. The certificate of insurance issued by PHL Variable to an LIS Client pursuant to the Master Group Annuity Contracts.

     1.10 CERTIFICATE OWNER. The person or entity that is the owner of a Certificate.

     1.11 CHANGE OF CONTROL. The term shall have the meaning set forth in
          Section 18.01.2.

     1.12 CONFIDENTIAL INFORMATION. The term shall have the meaning set forth in
          Section 13.03.1

     1.13 CUSTOMER COMPLAINT. The term shall have the meaning set forth in
          Section 13.05.

     1.14 DETERMINATION. The term shall have the meaning set forth in Section 14.02.1(f).

     1.15 DREYFUS. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.16 DSO. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.17 EFFECTIVE DATE. The date set forth in the introductory paragraph of this Agreement.

     1.18 FEE INCREASE NOTICE DATE. The term shall have the meaning set forth in
          Section 10.08.1.

     1.19 GOVERNMENTAL ENTITY. Any domestic, federal or State, court, governmental or regulatory authority or agency, including State insurance and State securities regulators.

     1.20 GRIS. The Master Group Annuity Contracts and each Certificate issued by PHL Variable and registered on Form S-1 under the 1933 Act with the SEC under File No. 333-137802 as in effect on the Effective Date, including any riders, endorsements or amendments to the Master Group Annuity Contracts or the Certificates, and each Application.

     1.21 GRIS FEES. The fees due to either PHLVIC or PLIC, as applicable, by a Certificate Owner under a Certificate for coverage under such Certificate.

     1.22 INVESTMENT COMPANY ACT. The Investment Company Act of 1940, as amended.

     1.23 IRC. The Internal Revenue Code of 1986, as amended.

     1.24 LAW. Any law, rule, regulation, order or written interpretation of any governmental body or self regulatory organization, and any writ, judgment, injunction or court decree.

     1.25 LCM. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.26 LCM GRIS PERSONS. The term shall have the meaning set forth in Section 9.07.1

     1.27 LCM INDEMNITEES. The term shall have the meaning set forth in Section 14.01.

     1.28 LCM PARTIES. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.29 LCM PARTIES AUTHORIZED PERSONS. The term shall have the meaning set forth in Section 13.02.2.

     1.30 LCM PARTIES LICENSED MARKS. The term shall have the meaning set forth in Section 11.02.2.

     1.31 LCM SERVICES. The term shall have the meaning set forth in Section 10.02.1.

     1.32 LICENSE. The term shall have the meaning set forth in Section 11.02.2.

     1.33 LICENSEE. The term shall have the meaning set forth in Section
          11.02.4.

     1.34 LICENSOR. The term shall have the meaning set forth in Section
          11.02.4.

     1.35 LIS. Lockwood Investment Strategies, a discretionary, unified managed account wrap product sponsored by LCM as described in its Form ADV,
          Part II, Schedule H.

     1.36 LIS ACCOUNT. An account established by an LIS Client that is invested in accordance with a Model and eligible for coverage under a GRIS.

     1.37 LIS CLIENT. An investment advisory client of LCM who has established an LIS Account.

     1.38 MASTER GROUP ANNUITY CONTRACTS. The Master Group Annuity Contracts entered into by and between PHLVIC and LCM, and by and between PLIC and LCM.

     1.39 MBSC. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.40 MEMORANDUM OF UNDERSTANDING. The confidential Memorandum of Understanding, dated as of the Effective Date, entered into by and among PHLVIC, PLIC and LCM.

     1.41 MODELS. The confidential and proprietary asset allocation models more fully described in the Memorandum of Understanding.

     1.42 NONPUBLIC PERSONAL INFORMATION. The term shall have the meaning set forth in Section 13.04.1

     1.43 PARTIES. The term "Parties" refers to PHVLIC, PLIC, PEPCO, LCM, MBSC and DSO collectively and the term "Party" refers to each of them individually.

     1.44 PEPCO. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.45 PHL GRIS PERSONS. This term shall have the meaning set forth in
          Section 10.07.1

     1.46 PHL PARTIES. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.47 PHL PARTIES AUTHORIZED PERSONS. The term shall have the meaning set forth in Section 13.02.1.

     1.48 PHL LICENSED MARKS. This term shall have the meaning set forth in
          Section 11.02.3.

     1.49 PHL SERVICES. The term shall have the meaning set forth in Section 9.03.1.

     1.50 PHL VARIABLE. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.51 PHLVIC. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.52 PLIC. The term shall have the meaning set forth in the introductory paragraph of this Agreement.

     1.53 PROSPECTUS. The prospectus included within a Registration Statement, including supplements thereto filed under Rule 424 under the 1933 Act, prepared by PHL Variable, from and after the date on which each shall have been filed.

     1.54 REGISTRATION STATEMENT. At any time that this Agreement is in effect, each currently effective registration statement and each currently effective post-effective amendment thereto filed with the SEC under the 1933 Act on Form S-1 or otherwise relating to the GRIS including the Prospectus and financial statements included in, and all exhibits to, such registration statement or post-effective amendment prepared by PHL Variable.

     1.55 SALES AND GENERAL AGENCY AGREEMENT. The Sales and General Agency Agreement effective as of the Effective Date, by and among the Parties, as amended from time to time, pursuant to which Dreyfus will solicit sales of the GRIS from LIS Clients.

     1.56 SEC. The United States Securities and Exchange Commission.

     1.57 STATE. Any state of the United States and the District of Columbia.

     1.58 TERM. The term shall have the meaning set forth in Section 2.

     1.59 TERRITORY. The Territory shall initially consist of all States, as may be changed from time to time by the written agreement of the Parties.

     1.60 TRADEMARK CONSENT. The term shall have the meaning set forth in
          Section 11.02.1.

     1.61 TRADEMARK LICENSE TERMS. The term shall have the meaning set forth in
          Section 11.02.2.

     1.62 TRANSACTION DOCUMENTS. The term shall mean this Agreement, the Sales and General Agency Agreement, the Memorandum of Understanding, and the GRIS.

SECTION 2 TERM

     This Agreement shall commence on the Effective Date and shall continue until it is terminated in accordance with the provisions of Section 17 of this Agreement ("Term").

SECTION 3 REPRESENTATIONS AND WARRANTIES OF LCM

     LCM hereby represents and warrants to the PHL Parties as follows:

     3.01 ORGANIZATION. LCM is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     3.02 POWER AND AUTHORITY. LCM has the requisite power and authority under its certificate of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

     3.03 CORPORATE ACTION. All requisite actions have been taken to authorize LCM to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of LCM enforceable against it in accordance with its terms.

     3.04 NON-CONTRAVENTION. LCM has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by LCM of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its certificate of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

     3.05 LICENSES AND PERMITS. As of the Effective Date, LCM has, and during the term of this Agreement shall, maintain, all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

     3.06 COMPLIANCE WITH LAW. As of the Effective Date, LCM's business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party are conducted, and will continue to be conducted, in compliance in all material respects with applicable Law.

     3.07 EQUIPMENT, FACILITIES AND STAFF. LCM has the equipment, facilities, systems, staff and other assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

     3.08 PENDING LITIGATION AND ACTIONS. LCM is not subject to any current or pending litigation or any pending regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

     3.09 REGISTRATION STATEMENT AND PROSPECTUS. All information about LCM and LIS that LCM has provided to PHL Variable for use in the Registration Statement did not, on the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. LCM shall promptly notify PHLVIC in the event LCM believes the representations and warranties in this Section 3.09 are no longer true in any material respect (it being understood that no representation is made with respect to information about the PHL Parties or the GRIS).

     3.10 FORM ADV, PART II, SCH. H. Schedule H of Part II of LCM's Form ADV relating to the LIS Accounts is in compliance with Rule 204-3(f) under the Advisers Act and the requirements of Schedule H of Part II of Form ADV. LCM shall promptly notify each of the PHL Parties if there are any material changes to the Form ADV, Part II, Schedule H relating to the LIS Accounts.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF MBSC

     MBSC hereby represents and warrants to the PHL Parties as follows:

     4.01 ORGANIZATION. MBSC is a corporation duly incorporated and validly existing under the laws of the State of New York.

     4.02 POWER AND AUTHORITY. MBSC has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

     4.03 CORPORATE ACTION. All requisite actions have been taken to authorize MBSC to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of MBSC enforceable against it in accordance with its terms.

     4.04 NON-CONTRAVENTION. MBSC has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by MBSC of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

     4.05 LICENSES AND PERMITS. As of the Effective Date, MBSC has, and during the term of this Agreement shall, maintain, all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

     4.06 COMPLIANCE WITH LAW. As of the Effective Date, MBSC's business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party are conducted, and will continue to be conducted, in compliance in all material respects with applicable Law.

     4.07 EQUIPMENT, FACILITIES AND STAFF. MBSC has the equipment, facilities, systems, staff and other assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

     4.08 PENDING LITIGATION AND ACTIONS. MBSC is not subject to any current or pending litigation or any pending regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF DSO

     DSO hereby represents and warrants to the PHL Parties as follows:

     5.01 ORGANIZATION. DSO is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     5.02 POWER AND AUTHORITY. DSO has the requisite power and authority under its certificate of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

     5.03 CORPORATE ACTION. All requisite actions have been taken to authorize DSO to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of DSO enforceable against it in accordance with its terms.

     5.04 NON-CONTRAVENTION. DSO has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by DSO of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its certificate of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

     5.05 LICENSES AND PERMITS. As of the Effective Date, DSO has, and during the term of this Agreement shall, maintain, all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

     5.06 COMPLIANCE WITH LAW. As of the Effective Date, DSO's business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party are conducted, and will continue to be conducted, in compliance in all material respects with applicable Law.

     5.07 EQUIPMENT, FACILITIES AND STAFF. DSO has the equipment, facilities, systems, staff and other assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

     5.08 PENDING LITIGATION AND ACTIONS. DSO is not subject to any current or pending litigation or any pending regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF PHLVIC

     PHLVIC hereby represents and warrants to the LCM Parties as follows:

     6.01 ORGANIZATION. PHLVIC is a corporation duly incorporated and validly existing under the laws of the State of Connecticut.

     6.02 POWER AND AUTHORITY. PHLVIC has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

     6.03 CORPORATE ACTION. All requisite actions have been taken to authorize PHLVIC to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligation of PHLVIC enforceable against it in accordance with its terms.

     6.04 NON-CONTRAVENTION. PHLVIC has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by PHLVIC of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

     6.05 LICENSES AND PERMITS. As of the Effective Date, PHLVIC has, and during the term of this Agreement shall, maintain all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

     6.06 COMPLIANCE WITH LAW. As of the Effective Date, PHLVIC's business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party are conducted, and will continue to be conducted, in compliance in all material respects with applicable Law.

     6.07 EQUIPMENT, FACILITIES AND STAFF. PHLVIC has the equipment, facilities, systems, staff and assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

     6.08 PENDING LITIGATION AND ACTIONS. PHLVIC is not subject to any current or pending litigation or regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

     6.09 REGISTRATION STATEMENT AND PROSPECTUS. The Registration Statement, on the date of which it was declared effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about LCM or LIS provided by LCM in writing to PHL Variable). All statements in the Registration Statement, on the date of which it was declared effective, relating to taxation and tax effects are true in all material respects. The Prospectus or other information contained in the Registration Statement, when disseminated or used after the effective date of the Registration Statement, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about LCM or LIS provided by LCM in writing to PHL Variable). PHVLIC shall immediately notify each of the LCM Parties in the event PHVLIC believes or has reason to believe that the representations and warranties in this paragraph are no longer true or completely accurate.

     6.10 TAX MATTERS. It is more likely than not that: (1) PHLVIC will not be treated as the owner of the assets in an LIS Account for federal income tax purposes; (2) the GRIS, including each Certificate, will be treated as an annuity contract for federal income tax purposes; however, if the value of an LIS Account happens to be greater than zero when an Owner's life expectancy is less than one year (which will only occur at extremely advanced ages), it is possible that the Policy could be treated as no longer constituting an annuity contract for Federal tax purposes from that point on; (3) for all Certificate Holders on the date of GRIS issuance and during the entire period during which the GRIS and each Certificate is in effect, losses with respect to the LIS Account will be deductible under Section 165(a) of the IRC notwithstanding the existence of the GRIS' conditional guarantee of annual lifetime income payments in the event that the value of the assets in an LIS Account decreases to zero; (4) for all Certificate Owners on the date of GRIS issuance and during the entire period during which the GRIS and each Certificate is in effect, dividends on stock held in an LIS Account otherwise meeting the requirements of Section 1(h)(11) of the IRC will constitute qualified dividend income notwithstanding the existence of a GRIS and its conditional guarantee of annual lifetime income payments in the event the value of the assets in the LIS Account decreases to zero; and (5) for each Certificate Owner on the date of Certificate issuance and during the entire period during which the GRIS and each Certificate is in effect, the Certificate and assets in the LIS Account subject thereto will not be treated as a straddle under Section 1092 of the IRC.

     6.11 OWNERSHIP OF GRIS; NO CLAIMS RELATING TO GRIS. Except as set forth in
          Section 11.01, PHLVIC and its Affiliates, as applicable, are the exclusive legal and beneficial owner of and have good and marketable title in and to the GRIS and all intellectual property rights therein, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or character, including any claims for infringement of intellectual property rights. For the purposes of this Section, intellectual property includes GRIS forms, specimen forms, the features of the GRIS, materials filed by any of the PHL Parties with State insurance regulators, and any other forms prepared by any of the PHL Parties or any of their Affiliates in connection with the GRIS. There are no claims, actions, suits, investigations or proceedings (arbitration or otherwise) pending against, or to the knowledge of PHLVIC, threatened against or affecting, all or any part of the GRIS or to the transactions contemplated by any of the Transaction Documents. To the knowledge of PHLVIC, there are no facts that could reasonably serve as a basis for such claim, action, suit, investigation or proceeding. The use and issuance of the GRIS does not and will not infringe, misappropriate, violate or dilute any intellectual property rights of any person.

SECTION 7 REPRESENTATIONS AND WARRANTIES OF PLIC

     PLIC hereby represents and warrants to the LCM Parties as follows:

     7.01 ORGANIZATION. PLIC is a corporation duly incorporated and validly existing under the laws of the State of New York.

     7.02 POWER AND AUTHORITY. PLIC has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

     7.03 CORPORATE ACTION. All requisite actions have been taken to authorize PLIC to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligation of PLIC enforceable against it in accordance with its terms.

     7.04 NON-CONTRAVENTION. PLIC has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by PLIC of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

     7.05 LICENSES AND PERMITS. As of the Effective Date, PLIC has, and during the term of this Agreement shall, maintain all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

     7.06 COMPLIANCE WITH LAW. As of the Effective Date, PLIC's business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party are conducted, and will continue to be conducted, in compliance in all material respects with applicable Law.

     7.07 EQUIPMENT, FACILITIES AND STAFF. PLIC has the equipment, facilities, systems, staff and assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

     7.08 PENDING LITIGATION AND ACTIONS. PLIC is not subject to any current or pending litigation or regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

     7.09 REGISTRATION STATEMENT AND PROSPECTUS. The Registration Statement, on the date of which it was declared effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about LCM or LIS provided by LCM in writing to PHL Variable). All statements in the Registration Statement, on the date of which it was declared effective, relating to taxation and tax effects are true in all material respects. The Prospectus or other information contained in the Registration Statement, when disseminated or used after the effective date of the Registration Statement, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about LCM or LIS provided by LCM in writing to PHL Variable). PLIC shall immediately notify each of the LCM Parties in the event PLIC believes or has reason to believe that the representations and warranties in this paragraph are no longer true or completely accurate.

     7.10 TAX MATTERS. It is more likely than not that: (1) PLIC will not be treated as the owner of the assets in an LIS Account for federal income tax purposes; (2) the GRIS, including each Certificate, will be treated as an annuity contract for federal income tax purposes; (3) for all Certificate Holders on the date of GRIS issuance and during the entire period during which the GRIS and each Certificate is in effect, losses with respect to the LIS Account will be deductible under Section 165(a) of the IRC notwithstanding the existence of the GRIS' conditional guarantee of annual lifetime income payments in the event that the value of the assets in an LIS Account decreases to zero; (4) for all Certificate Owners on the date of GRIS issuance and during the entire period during which the GRIS and each Certificate is in effect, dividends on stock held in an LIS Account otherwise meeting the requirements of Section 1(h)(11) of the IRC will constitute qualified dividend income notwithstanding the existence of a GRIS and its conditional guarantee of annual lifetime income payments in the event the value of the assets in the LIS Account decreases to zero; and (5) for each Certificate Owners on the date of Certificate issuance and during the entire period during which the GRIS and each Certificate is in effect, the Certificate and assets in the LIS Account subject thereto will not be treated as a straddle under
          Section 1092 of the IRC.

     7.11 OWNERSHIP OF GRIS; NO CLAIMS RELATING TO GRIS. Except as set forth in
          Section 11.01, PLIC and its Affiliates, as applicable, are the exclusive legal and beneficial owner of and have good and marketable title in and to the GRIS and all intellectual property rights therein, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or character, including any claims for infringement of intellectual property rights. For the purposes of this Section, intellectual property includes GRIS forms, specimen forms, the features of the GRIS, materials filed by any of the PHL Parties with State insurance regulators, and any other forms prepared by any of the PHL Parties or any of their Affiliates in connection with the GRIS. There are no claims, actions, suits, investigations or proceedings (arbitration or otherwise) pending against, or to the knowledge of PLIC, threatened against or affecting, all or any part of the GRIS or to the transactions contemplated by any of the Transaction Documents. To the knowledge of PLIC, there are no facts that could reasonably serve as a basis for such claim, action, suit, investigation or proceeding. The use and issuance of the GRIS does not and will not infringe, misappropriate, violate or dilute any intellectual property rights of any person.

SECTION 8 REPRESENTATIONS AND WARRANTIES OF PEPCO

     PEPCO hereby represents and warrants to the LCM Parties as follows:

     8.01 ORGANIZATION. PEPCO is a corporation duly incorporated and validly existing under the laws of the State of Connecticut.

     8.02 POWER AND AUTHORITY. PEPCO has the requisite power and authority under its articles of incorporation and by-laws to enter into and perform its duties and obligations under the Transaction Documents to which it is a party.

     8.03 CORPORATE ACTION. All requisite actions have been taken to authorize PEPCO to enter into and perform its duties and obligations set forth in the Transaction Documents to which it is a party and to execute and deliver the Transaction Documents to which it is a party and, when so executed and delivered, the Transaction Documents to which it is a party shall constitute the valid and binding obligations of PEPCO enforceable against it in accordance with its terms.

     8.04 NON-CONTRAVENTION. PEPCO has duly executed and delivered this Agreement and neither such execution and delivery nor the performance by PEPCO of any of its obligations under the Transaction Documents to which it is a party will (i) violate any provision of its articles of incorporation or by-laws (ii) result in a violation or breach of, or constitute a default or an event of default under, any indenture, mortgage, bond or other contract, license, agreement, permit, instrument or other commitment or obligation to which it is a party or by which it is bound or (iii) materially violate any Law applicable to it or its business.

     8.05 LICENSES AND PERMITS. As of the Effective Date, PEPCO has, and during the term of this Agreement shall, maintain all material licenses, permits, registrations, authorizations, orders, consents, and other approvals by each Government Entity necessary or advisable for the performance of its obligations under the Transaction Documents to which it is a party.

     8.06 COMPLIANCE WITH LAW. As of the Effective Date, PEPCO's business operations in connection with performance of its duties and obligations under the Transaction Documents to which it is a party are conducted, and will continue to be conducted, in compliance in all material respects with applicable Law.

     8.07 EQUIPMENT, FACILITIES AND STAFF. PEPCO has the equipment, facilities, systems, staff and assets necessary to perform its duties and obligations under the Transaction Documents to which it is a party.

     8.08 PENDING LITIGATION AND ACTIONS. PEPCO is not subject to any current or pending litigation or regulatory actions that would materially impair its ability to carry out its duties and obligations under the Transaction Documents to which it is a party.

     8.09 REGISTRATION STATEMENT AND PROSPECTUS. The Registration Statement, on the date of which it was declared effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made

          (it being understood that no representation is made with respect to information about LCM or LIS provided by LCM in writing to PHL Variable). All statements in the Registration Statement, on the date of which it was declared effective, relating to taxation and tax effects are true in all material respects. The Prospectus or other information contained in the Registration Statement, when disseminated or used after the effective date of the Registration Statement, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about LCM or LIS provided by LCM in writing to PHL Variable). PEPCO shall immediately notify each of the LCM Parties in the event PEPCO believes or has reason to believe that the representations and warranties in this paragraph are no longer true or completely accurate.

     8.10 TAX MATTERS. It is more likely than not that: (1) PEPCO will not be treated as the owner of the assets in an LIS Account for federal income tax purposes; (2) the GRIS, including each Certificate, will be treated as an annuity contract for federal income tax purposes; (3) for all Certificate Holders on the date of GRIS issuance and during the entire period during which the GRIS and each Certificate is in effect, losses with respect to the LIS Account will be deductible under Section 165(a) of the IRC notwithstanding the existence of the GRIS' conditional guarantee of annual lifetime income payments in the event that the value of the assets in an LIS Account decreases to zero; (4) for all Certificate Owners on the date of GRIS issuance and during the entire period during which the GRIS and each Certificate is in effect, dividends on stock held in an LIS Account otherwise meeting the requirements of Section 1(h)(11) of the IRC will constitute qualified dividend income notwithstanding the existence of a GRIS and its conditional guarantee of annual lifetime income payments in the event the value of the assets in the LIS Account decreases to zero; and (5) for each Certificate Owner on the date of Certificate issuance and during the entire period during which the GRIS and each Certificate is in effect, the Certificate and assets in the LIS Account subject thereto will not be treated as a straddle under
          Section 1092 of the IRC.

     8.11 OWNERSHIP OF GRIS. Except as set forth in Section 11.01, PEPCO and its Affiliates, as applicable, are the exclusive legal and beneficial owner of and have good and marketable title in and to the GRIS and all intellectual property rights therein, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or character, including any claims for infringement of intellectual property rights. For the purposes of this Section, intellectual property includes GRIS forms, specimen forms, the features of the GRIS, materials filed by any of the PHL Parties with State insurance regulators, and any other forms prepared by any of the PHL Parties or any of their Affiliates in connection with the GRIS. There are no claims, actions, suits, investigations or proceedings (arbitration or otherwise) pending against, or to the knowledge of PEPCO, threatened against or affecting, all or any part of the GRIS or to the transactions contemplated by any of the Transaction Documents. To the knowledge of PEPCO, there are no facts that could reasonably serve as a basis for such claim, action, suit, investigation or proceeding. The use and issuance of the GRIS does not and will not infringe, misappropriate, violate or dilute any intellectual property rights of any person.

SECTION 9 OBLIGATIONS OF THE PHL PARTIES

     9.01 ADEQUATE RESOURCES. Each of the PHL Parties shall devote commercially reasonable resources to ensure each of them and their Affiliates, as applicable, can perform their respective duties and obligations under the Transaction Documents.

     9.02 GRIS FILING AND APPROVAL. PHL Variable shall take all commercially reasonable efforts to (1) qualify the offer and sale of the GRIS in each jurisdiction within the Territory, and (2) obtain any approvals that are or may be required by any Governmental Entity to permit or facilitate the offer and sale of the GRIS in each such jurisdiction; provided however that neither PHL Variable nor any other PHL Party shall be required to seek to qualify the offer and sale of the GRIS or obtain any approvals to permit or facilitate the offer or sale of the GRIS in the State of New York or the State of Maine. Such actions shall include, as applicable, filing the Registration Statement and using commercially reasonable efforts to maintain the effectiveness of the Registration Statement, filing forms of the Master Group Annuity Contracts, Certificates, and Applications with Governmental Entities, including State insurance departments, and filing or submitting such notices, requests, and other documents in furtherance of the foregoing. One or more of the PHL Parties will immediately notify each of the LCM Parties if any Governmental Entity withdraws or modifies a previously issued approval of the GRIS.

     9.03 ADMINISTRATIVE SERVICES.

          9.03.1 PHL SERVICES. During the Term, each of the PHL Parties, as applicable, shall use commercially reasonable efforts to provide those administrative services set forth on Exhibit A (the "PHL Services").

          9.03.2 STANDARDS FOR SERVICES. In performing the PHL Services, each of the PHL Parties shall at all times (1) act in good faith and with the care, skill, and diligence of a person experienced in providing services similar to the PHL Services; (2) perform such services consistent with applicable Law, and (3) perform such services in a manner the Parties may agree in writing from time to time.

          9.03.3 SUBCONTRACTING WITH AFFILIATES. The PHL Parties may subcontract with one or more of their Affiliates for the performance of some or all of the PHL Services; provided, however, that no subcontract shall relieve any of the PHL Parties from any of their respective duties, obligations or liabilities under this Agreement and each of the PHL

                 Parties shall remain responsible for all such duties, obligations and liabilities, whether or not performed in whole or in part by a subcontractor.

     9.04 CONTINUING DUTIES AND OBLIGATIONS. Nothing contained in the Transaction Documents shall relieve any of the PHL Parties from their respective duties and obligations under any of the other Transaction Documents.

     9.05 REGISTRATIONS AND LICENSES. Each of the PHL Parties shall maintain, and cause each of the directors, officers, employees, agents and representatives of each of the PHL Parties or any Affiliate thereof to maintain all material registrations, licenses, memberships, approvals, and consents necessary or desirable to carry out their respective obligations under any of the Transaction Documents during the terms of the Transaction Documents, as applicable. PHL Variable shall promptly notify each of the LCM Parties in writing upon the lapse, termination, non-renewal, suspension, revocation, or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

     9.06 BOOKS AND RECORDS. Each of PHLVIC and PLIC shall maintain their respective Books and Records as required by applicable Law.

     9.07 PROPRIETARY INTERESTS OF THE LCM PARTIES.

          9.07.1 INTERFERENCE WITH CONTRACTS. During the term hereof and for a period of two years following termination, none of the PHL Parties, their Affiliates, or any of their respective officers, directors, employees, agents, or representatives will:

                 (a) knowingly and intentionally interfere with the contractual relationships existing between or among any of the LCM Parties or their Affiliates (as the case may be), on the one hand, and any officer, director, employee, agent, or other representative of any of the LCM Parties or their Affiliates assigned to assist the Parties or their Affiliates in connection with the negotiation and implementation of the GRIS and any Transaction Document, or the sales and marketing of the GRIS ("LCM GRIS Persons"), on the other;

                 (b) knowingly and intentionally induce, solicit, or encourage
                     LCM GRIS Persons to terminate their respective contracts, or otherwise change their relationship, with any of the LCM Parties or their Affiliates; provided, however, in no way shall this Section 9.07.1(b) limit or reduce the obligations of any of the LCM Parties to their respective clients and customers; or

                 (c) without the prior written consent of the LCM Parties,
                     employ or otherwise contract with any LCM GRIS Persons.

                     Nothing contained in this Section 9.07.1 shall prohibit a PHL Party from hiring any LCM GRIS Persons (i) responding to any advertisement or other general solicitation not targeted to the LCM Parties or their Affiliates or (ii) whose employment with a LCM Party or Affiliate has terminated and such termination was not induced or solicited by a PHL Party.

          9.07.2 INTERFERENCE WITH CUSTOMERS. During the term hereof and for a period of two years following termination, none of the PHL Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives, will knowingly and intentionally interfere with contractual relationships between any of the LCM Parties (as the case may be), on the one hand, and any customer of any of the LCM Parties, including, without limitation, any LIS Client, on the other. For the purposes of this Section, (i) prohibited acts of interference shall include any action to induce or solicit the lapse, replacement, cancellation or modification of any such contractual relationship and (ii) nothing contained in this Section shall prohibit (a) a PHL Party from entering into a contractual relationship with any such customer or client responding to any advertisement or other general solicitation not targeted to clients or customers of the LCM Parties, or (b) a person who has been appointed by PHL Variable as an insurance agent from selling an insurance policy or annuity contract to any such customer.

          9.07.3 NON-SOLICITATION. During the term hereof and for a period of two years following termination, none of the PHL Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives, shall, without the prior written approval of each of the LCM Parties,
                 (1) knowingly and intentionally market any products or services to an LIS Client or Certificate Owner other than the GRIS, if such LIS Client or Certificate Owner is identified from information any of the PHL Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives, obtain pursuant to any of the Transaction Documents or any transaction contemplated thereunder, or (2) contact, solicit or communicate with any Certificate Owner, either orally or in writing, in connection with any lifetime payment option available under any Certificate unless either PHLVIC or PLIC receives an unsolicited inquiry from a Certificate Owner, in which event either PHLVIC or PLIC, as applicable, may only provide information limited to how the option works and the cost thereof. Notwithstanding Section 9.07.3(1) and subject to Section 9.07.3(2), PHLVIC and PLIC may communicate with Certificate Owners as is necessary to administer the Certificates or as required by applicable Law.

     9.08 ONGOING DUE DILIGENCE. During the Term, each of the PHL Parties shall provide to each of the LCM Parties such materials and documents regarding each of the PHL Parties as such LCM Party may reasonably request in order to permit the LCM Parties to evaluate the PHL Parties; provided, however, that such materials and documents shall be provided at least quarterly.

SECTION 10 OBLIGATIONS OF THE LCM PARTIES

    10.01 ADEQUATE RESOURCES. LCM shall devote commercially reasonable resources to ensure it can perform its duties and obligations under the Transaction Documents.

    10.02 ADMINISTRATIVE SERVICES.

          10.02.1 LCM SERVICES. During the Term, each of the LCM Parties shall use commercially reasonable efforts to provide those administrative services set forth on Exhibit B (the "LCM Services").

          10.02.2 STANDARDS FOR SERVICES. In performing the LCM Services, each of the LCM Parties shall at all times (1) act in good faith and with the care, skill, and diligence of a person experienced in providing services similar to the LCM Services;
                  (2) perform such services consistent with applicable Law, and
                  (3) perform such services in a manner the Parties may agree in writing from time to time.

          10.02.3 SUBCONTRACTING WITH AFFILIATES. The LCM Parties may subcontract with one or more of their Affiliates for the performance of some or all of the LCM Services; provided, however, that no subcontract shall relieve any of the LCM Parties from any of its duties, obligations or liabilities under this Agreement and each of the LCM Parties shall remain responsible for all such duties, obligations and liabilities, whether or not performed in whole or in part by a subcontractor.

    10.03 CONTINUING DUTIES AND OBLIGATIONS. Nothing contained in the Transaction Documents shall relieve any of the LCM Parties from their respective duties and obligations under any of the other Transaction Documents.

    10.04 INFORMATION TO BE PROVIDED TO THE PHL PARTIES. LCM shall provide to the PHL Parties such information reasonably necessary to describe LCM and LIS in the Registration Statement and Prospectus. Such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements provided not misleading in light of the circumstances under which they were made (it being understood that no representation is made with respect to information about the PHL Parties or the GRIS).

    10.05 REGISTRATIONS AND LICENSES. Each of the LCM Parties shall maintain, and cause each of the directors, officers, employees, agents and representatives of each of the LCM Parties or any Affiliate thereof to maintain all material registrations, licenses, memberships, approvals, and consents necessary or desirable to carry out their respective obligations under this Agreement or the Master Group Annuity Contracts during the terms of such agreements, as applicable. The LCM Parties shall promptly notify each of the PHL Parties in writing upon the lapse, termination, non-renewal, suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

    10.06 BOOKS AND RECORDS. LCM shall maintain its Books and Records as required by applicable Law.

    10.07 PROPRIETARY INTERESTS OF THE PHL PARTIES.

          10.07.1 INTERFERENCE WITH CONTRACTS. During the term hereof and for a period of two years following termination, none of the LCM Parties, any of their Affiliates, or any of their respective officers, directors, employees, agents, or representatives will:

                  (a) knowingly and intentionally interfere in any way with the contractual relationships existing between or among any of the PHL Parties or their Affiliates (as the case may be), on the one hand, and any officer, director, employee, agent, or other representative of any of the PHL Parties or their Affiliates assigned to assist the Parties or their Affiliates in connection with the negotiation and implementation of the GRIS and any Transaction Document, or the sales and marketing of the GRIS ("PHL GRIS Persons"), on the other;

                  (b) knowingly and intentionally induce, solicit, or encourage
                      PHL GRIS Persons to terminate their respective contracts, or otherwise change their relationship, with any of the PHL Parties or their Affiliates; or

                  (c) without the prior written consent of the PHL Parties,
                      employ or otherwise contract with any PHL GRIS Persons. Nothing contained in this Section 10.07.1 shall prohibit a LCM Party from hiring any PHL GRIS Persons whose employment with a PHL Party or Affiliate has terminated and such termination was not induced or solicited by a LCM Party.

     10.08 LCM ADVISORY FEES.

          10.08.1 EXISTING LIS ACCOUNTS. During the Term, LCM may increase the LIS Program Fee LCM charges LIS Clients in connection with any LIS Account that exists on the date LCM provides written notice to PHL Variable of the proposed fee increase (such date, the "Fee Increase Notice Date") only upon receipt of the written consent of PHL Variable, which consent shall not be unreasonably withheld. If

                  PHL Variable does not disapprove the proposed fee increase within 10 days from the Fee Increase Notice Date, then such increase shall be deemed approved.

          10.08.2 NEW LIS ACCOUNTS. During the Term, LCM may increase the LIS Program Fee LCM charges LIS Clients in connection with any LIS Account established after the Fee Increase Notice Date so long as the fee increase will not take effect for at least 30 days from the Fee Increase Notice Date.

SECTION 11 INTELLECTUAL PROPERTY RIGHTS.

    11.01 OWNERSHIP OF GRIS. Notwithstanding anything to the contrary contained in any of the Transaction Documents, none of the PHL Parties or any of their Affiliates shall own (1) any information about any of the LCM Parties or any of their Affiliates, whether contained or referenced in the GRIS, Prospectus, Registration Statement, or otherwise, (2) any of the Books or Records of any of the LCM Parties or any of their Affiliates, or (3) any data or other information relating to an LIS Account or LIS Client.

    11.02 Names, Logos, Trademarks, and Service Marks. 11.02.1 PROHIBITION. No Party shall use any of the names, trade names, trademarks, service marks and logos of another Party without the prior written consent of such Party (the "Trademark Consent"). The provisions of Section 11.02 shall apply in the event a Trademark Consent is given.

          11.02.2 LCM LICENSED MARKS. Each of the LCM Parties or each of their Affiliates, as applicable, is the owner of all rights, title and interests in and to the names, trade names, trademarks, service marks and logos specified in and attached to the Trademark Consent of such Party or Affiliate (collectively, the "LCM Parties Licensed Marks"). Except as may be otherwise specified in its Trademark Consent, during the Term and subject to Section 11.02.5, the terms and conditions of the Trademark Consent, and the additional trademark terms and conditions set forth on EXHIBIT C ("Trademark License Terms"), each of the LCM Parties or its Affiliates, as applicable, shall grant to the PHL Parties and their Affiliates, as applicable, a non-exclusive limited license (a "License") to use the LCM Licensed Marks solely in connection with the performance of the duties and obligations of each of the PHL Parties and their Affiliates, as applicable, under the Transaction Documents. Each of the PHL Parties, on behalf of itself and any of its Affiliates, acknowledges that this
                  Section 11.02.2, together with the Trademark Consent and Trademark License Terms, constitute a complete grant of the rights within this Section 11.02.2.

          11.02.3 PHL VARIABLE LICENSED MARKS. Each of the PHL Parties or each of their Affiliates, as applicable, is the owner of all rights, title and interests in and to the names, trade names, trademarks, service marks and logos specified in and attached to the Trademark Consent of such Party or Affiliate (collectively, the "PHL Licensed Marks"). Except as may be otherwise specified in its Trademark Consent, during the Term and subject to Section 11.02.5, the terms and conditions of the Trademark Consent and the Trademark License Terms, each of the PHL Parties or its Affiliates, as applicable, shall grant to the LCM Parties and their Affiliates, as applicable, a non-exclusive limited license (a "License") to use the PHL Licensed Marks solely in connection with the performance of the duties and obligations of each of the LCM Parties and their Affiliates, as applicable, under the Transaction Documents. Each of the LCM Parties, on behalf of itself and any of its Affiliates, acknowledges that this Section 11.02.3 together with the Trademark Consent and Trademark License Terms constitute a complete grant of the rights within this
                  Section 11.02.3.

          11.02.4 DEFINITIONS. Each Party granting a License is sometimes referred to as a "Licensor" and each recipient of the grant is sometimes referred to as a "Licensee."

          11.02.5 TERMS AND CONDITIONS

                 (a) TERMINATION. Subject to the restrictions set forth in this
                     Section, each License shall terminate as follows:

                     (1) In the event of a complete termination of this
                         Agreement under Sections 17.01 and 17.02 as to all Certificates, the grant of all Licenses shall automatically terminate as of the effective date of termination. In the event of such termination, each of the LCM Parties and their Affiliates shall cease using the PHL Licensed Marks and each of the PHL Parties and their Affiliates shall cease using the LCM Licensed Marks.

                     (2) In the event of termination under Section 17.02.1 as to new business and during such time as any Certificate remains in force and benefit payments thereunder have not commenced, the grant of all Licenses shall continue only as necessary for the Parties to carry out their respective duties and obligations under the Transaction Documents as applicable. For the purposes of clarity, each Party acknowledges that the Licenses shall not extend to sales and distribution of the GRIS after the effective date of termination pursuant to Section 17.02.1, and upon such termination, each LCM Party and their Affiliates shall cease using the PHL Licensed Marks and each PHL Party and their Affiliates shall cease using the LCM Licensed Marks in connection with the sales and distribution of the GRIS.

                     (3) In the event of termination under Section 17.02.1 as to new business and during such time as the only Certificates remaining in force are those with respect to which benefit payments have commenced, the grant of the License to the PHL Parties and their Affiliates shall continue only as necessary to make benefit payments under such Certificates and only until payment of the last benefit due is made under the last Certificate in force. In the event of such termination,
                         (1) the License granted to the LCM Parties and their Affiliates shall terminate on the date on which the only remaining Certificates in force are those under which benefit payments have commenced and thereafter the LCM Parties and their Affiliates shall cease using all PHL Licensed Marks, and (2) the License granted to the PHL Parties and their Affiliates, restricted as noted in this subsection, shall terminate on the date on which the last benefit payment is made under the last Certificate in force and thereafter the PHL Parties and their Affiliates shall cease using all LCM Licensed Marks.

                     (4) In the event of suspension under Section 17.02.2, the
                         grant of all Licenses shall continue only as necessary for the Parties to carry out their respective duties and obligations under the Transaction Documents, as applicable.

                 (b) PRE-USE APPROVAL OF TRADEMARK-BEARING MATERIALS, NAMES AND
                     LOGOS. A Licensee shall obtain the prior written consent of the Licensor for the use or public release by such Licensee of any materials bearing the Licensor's licensed marks. With respect to the use of names or logos, none of the PHL Parties or their Affiliates, as applicable, shall use in advertising or publicity the names of any of the LCM Parties or their Affiliates, as applicable, or any symbol, abbreviation, contraction or simulation thereof or relating to LIS or an LIS Account, without the prior written consent of the LCM Parties, as applicable. With respect to the use of names or logos, none of the LCM Parties or their Affiliates, as applicable, shall use in advertising or publicity the names of any of the PHL Parties or their Affiliates, or any symbol, abbreviation, contraction or simulation thereof, without the prior written consent of the PHL Parties, as applicable.

                 (c) RECALL. A Licensor may revoke a Trademark Consent or the prior written consent provided pursuant to Section 11.02.5(b) only in the event of a material change in circumstances or in the event of a breach by a Licensee of
                     Section 11.02, the Trademark Consent, and/or the Trademark License Terms. If the Trademark Consent or such other consents are properly revoked, then Licensee shall cease using all licensed marks affected by the revoked consent.

                 (d) ACKNOWLEDGMENT OF OWNERSHIP. Each Licensee:

                     (1) acknowledges and stipulates that the Licensor's
                         licensed marks are valid and enforceable trademarks and/or service marks; and that such Licensee does not own the Licensor's licensed marks and claims no rights therein other than as a Licensee under this Agreement; and

                     (2) shall not alter the Licensor's licensed marks in any
                         respect but shall use them only in the manner in which they are depicted in the Trademark Consent, as may be amended from time to time by Licensor.

SECTION 12 COMPENSATION AND EXPENSES

    12.01 COMPENSATION. None of the LCM Parties or any of their Affiliates shall be entitled to payment or other compensation of any kind or character from any of the PHL Parties or their Affiliates, and none of the PHL Parties or their Affiliates shall be entitled to payment or other compensation of any kind or character from any of the LCM Parties or their Affiliates, for performing their respective duties and obligations under any of the Transaction Documents. Each of the LCM Parties acknowledges that (1) each of the LCM Parties and their Affiliates may benefit from sale of the GRIS, and (2) such benefits constitute good and valuable consideration under this Agreement. The Parties acknowledge that the grant of Licenses pursuant to Section
          11.02 also constitutes good and valuable consideration.

    12.02 EXPENSES. Each Party shall be obligated to pay all costs and expenses it incurs in connection with developing and implementing the GRIS and incident to preparing for, entering into and carrying out this each of the Transaction Documents, as applicable, and the transactions contemplated therein.

SECTION 13 ADDITIONAL COVENANTS

    13.01 COMPLIANCE WITH APPLICABLE LAW. Each Party shall perform, and shall cause each of its respective Affiliates, as applicable, to perform, their respective duties and obligations under the Transaction Documents in compliance in all material respects with applicable Law.

    13.02 AUTHORIZED PERSONS.

          13.02.1 PHL PARTIES AUTHORIZED PERSONS. The persons listed on EXHIBIT D (the "PHL Parties Authorized Persons") are authorized to give written instructions and directions to, and receive written instructions and directions on behalf of, any of the PHL Parties or their Affiliates with respect to any matters arising in connection with any of the Transaction Documents. The PHL Parties shall at all times maintain a list of PHL Parties Authorized Persons that includes persons with sufficient authority and knowledge concerning the GRIS such that the PHL Parties can provide such instructions as are reasonably necessary to permit the LCM Parties to fulfill their obligations under the Transaction Documents. The LCM Indemnitees shall not be liable for, and shall be indemnified and held harmless by each of the PHL Parties against any loss, cost, damage or expense arising from, any action taken or omitted by any of them to the extent any of the LCM Parties can demonstrate that the action or omission was authorized in writing by a PHL Parties Authorized Person. The PHL Parties may at any time provide to the LCM Parties written notice of any changes in the PHL Parties Authorized Person.

          13.02.2 LCM PARTIES AUTHORIZED PERSONS. The persons listed on EXHIBIT E (the "LCM Parties Authorized Persons") are authorized to give written instructions and directions to, and receive written instructions and directions on behalf of, any of the LCM Parties or their Affiliates with respect to any matters arising in connection with any of the Transaction Documents. The LCM Parties shall at all times maintain a list of LCM Parties Authorized Persons that includes persons with sufficient authority and knowledge concerning the GRIS such that the LCM Parties can provide such instructions as are reasonably necessary to permit the PHL Parties to fulfill their obligations under the Transaction Documents. The PHL Indemnitees shall not be liable for, and shall be indemnified and held harmless by each of the LCM Parties against any loss, cost, damage or expense arising from, any action taken or omitted by any of them to the extent any of the PHL Parties can demonstrate that the action or omission was authorized in writing by a LCM Parties Authorized Person. The LCM Parties may at any time provide to the PHL Parties written notice of any changes in the LCM Parties Authorized Person. 13.02.3 NOTICE. Notwithstanding anything to the contrary contained in this Section, the Parties hereto must comply with Section
                  18.03 (Notice).

    13.03 CONFIDENTIALITY.

          13.03.1 DEFINITION.

                 (a) "Confidential Information" means information obtained from a Party (i) in connection with the development of or performance of any of the Transaction Documents; (ii) concerning customers of the Parties or customers of their Affiliates, including their identities, addresses, and telephone numbers; (iii) as to a Party's or its Affiliate's business methods, operations, or affairs, or the processes and systems used in the operation of its or its Affiliate's business; (iv) concerning the Parties and their Affiliates that is identified as confidential by a Party; or (v) required to be treated as confidential under applicable Law.

                 (b) "Confidential Information" does not include (i) information now available in the public domain or that in the future enters the public domain through no fault of the receiving Party; (ii) information disclosed to the receiving Party by a third party without violation by such third party of an independent obligation of confidentiality; (iii) information that is independently developed by or for a Party or its Affiliate in the ordinary course of business outside of any of the Transaction Documents; or (iv) information whose disclosure by the receiving Party is consented to in writing by the disclosing Party.

          13.03.2 OBLIGATION TO KEEP CONFIDENTIAL. The receiving Party shall:

                 (a) hold, and ensure that its Affiliates and the respective officers, directors, employees, agents, and representatives of the receiving Party and its Affiliates hold, the Confidential Information in strict confidence according to standards the receiving Party utilizes for confidential information of a similar nature;

                 (b) not copy, reproduce, sell, assign, license, market,
                     transfer, or otherwise dispose of, give, or disclose such Confidential Information to unaffiliated third persons or to the respective officers, directors, employees, agents, and representatives of the receiving Party and its Affiliates who have not agreed in writing to be bound by such obligations except as required by Law;

                 (c) not use the Confidential Information for any purposes
                     whatsoever other than the performance of the duties and obligations of the receiving Party or its Affiliates, as applicable, under the Transaction Documents; and

                 (d) notify its Affiliates and the respective officers,
                     directors, employees, agents, and representatives of the receiving Party and its Affiliates who may be exposed to such Confidential Information of their obligations to keep such information confidential and not to disclose or use such information except as expressly provided herein.

          13.03.3 NOTICE OF DISCLOSURE. In the event the receiving Party is requested to disclose all or any part of the Confidential Information under the terms of a valid subpoena or order issued by a court of competent jurisdiction or other Governmental Entity, the receiving Party shall promptly notify the disclosing Party promptly of such request and shall provide the disclosing Party with reasonable opportunity to obtain and reasonable assistance in obtaining a protective order or similar remedy, provided that no such notice shall be required if such notice is prohibited by Law or if the Governmental Entity requesting such information has requested that the request not be disclosed. 13.03.4 INTERNAL CONTROLS, POLICIES AND PROCEDURES. The Parties shall establish and maintain appropriate policies, procedures and internal controls to comply with this Section 13.

    13.04 NONPUBLIC PERSONAL INFORMATION.

          13.04.1 CONFIDENTIALITY OF NONPUBLIC PERSONAL INFORMATION. The Parties each acknowledge they may come into possession of nonpublic personal information regarding "customers" or "consumers" of the other Party, as those terms are defined in Regulation S-P as enacted by the SEC and in other applicable Laws relating to privacy of nonpublic personal information (collectively, "Nonpublic Personal Information."). No Party shall (1) share any Nonpublic Personal Information with any person except as permitted by the privacy notices such Party has provided to its consumers and customers in accordance with applicable Laws; (2) share any Nonpublic Personal Information with any unaffiliated third person regardless of whether such sharing is permitted by such Party's privacy notices; and (3) share any Nonpublic Personal Information with any Affiliate unless such sharing is necessary for performance of that Party's duties and obligations under this Agreement, the Sales and General Agency Agreement, or the Memorandum of Understanding.

          13.04.2 INTERNAL CONTROLS, POLICIES AND PROCEDURES. Each Party shall establish and maintain written policies, procedures and internal controls that establish adequate administrative, technical, and physical safeguards for the protection of customer records and information as required by Rule 30 under Regulation S-P or applicable Law. Each Party represents and warrants that its respective policies, procedures and internal controls are reasonably designed to (1) ensure the security and confidentiality of Nonpublic Personal Information, (2) protect against anticipated threats or hazards to the security and integrity of Nonpublic Personal Information, and (3) protect against unauthorized access to or use of Nonpublic Personal Information.

    13.05 DUTY TO NOTIFY; COOPERATION. Each Party shall promptly notify the others of the following of which any of them has received notice or has otherwise become aware: (1) any violation of Law by the personnel of such Party that would materially impact on the ability of that Party or its Affiliates, as applicable, to perform their respective duties and obligations under any of the Transaction Documents, as applicable, (2) any violation of Law that relates in any way to the GRIS; (3) any complaint or allegation by a GRIS Certificate Owner relating in any way to the GRIS (each, a "Customer Complaint"); and
          (4) any examination, investigation, allegation, proceeding, or action by a Governmental Entity, including a court, federal or State securities regulators, State insurance regulators, and State attorney general, related to any of the Transaction Documents provided that no such notice shall be required if such notice is prohibited by Law or if the Governmental Entity requesting such information has requested that the request not be disclosed.

          13.05.1 CUSTOMER COMPLAINTS. The Parties shall cooperate with each other in resolving each Customer Complaint. Any proposed response by a Party to a Customer Complaint shall be sent to the other Parties not less than five (5) Business Days prior to the response being sent to any person, including the Certificate Owner or any Governmental Entity, provided, however, that if a more prompt response is required, the Parties shall send to the other Parties the proposed response as soon as practicable under the circumstances but in no event shall any Party submit such response to another person without providing the other Party with prior written notice of and a copy of the response.

          13.05.2 EXAMINATIONS, INVESTIGATIONS AND PROCEEDINGS. The Parties shall cooperate with each other in connection with any matter described under Section 13.05(4) above.

SECTION 14 INDEMNIFICATION

     14.01 INDEMNIFICATION BY THE PHL PARTIES.

          14.01.1 INDEMNIFICATION. Each of the PHL Parties shall, jointly and severally, indemnify and hold harmless each of the LCM Parties, their Affiliates, and each of their respective officers, directors, employees, representatives, successors and permitted assigns (collectively, the "LCM Indemnitees"), from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses, including reasonable attorney fees and costs of investigation (collectively, "Loss" or "Losses"), to which any LCM Indemnitee may become subject, relating to or arising from any of the following:

                 (a) a material breach by any of the PHL Parties, any of their
                     Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns of any provision of any of the Transaction Documents to which they are a party;

                 (b) a material violation of applicable Law by any of the PHL
                     Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns relating to or arising from any of the Transaction Documents to which they are a party; provided, however, that none of the PHL Parties shall owe indemnification for Losses related to a material violation of Law arising out of or based upon reliance by any of the PHL Parties or any of its Affiliates upon information about any of the LCM Parties or any Affiliate thereof provided by any of the LCM Parties in writing to a PHL Party;

                 (c) the GRIS, including its issuance and administration and any benefit payments due under the GRIS;

                 (d) any and all documents relating to or arising from the GRIS that are drafted by, or are reviewed and approved by, any of the PHL Parties or any Affiliate thereof, including the Registration Statement, correspondence with Certificate Owners, and filings with Governmental Entities;

                 (e) any claim by any person or entity related in any way to the development of all or any part of the GRIS; or

                 (f) any claim for infringement of intellectual property rights by an unaffiliated third party in connection with any product that is similar to or resembles all or any part of the GRIS.

          14.01.2 LIMITATION. Indemnification pursuant to this Section 14.01 shall be in addition to any liability that any of the PHL Parties may otherwise have. Notwithstanding anything to the contrary set forth in this Section, no LCM Indemnitee shall be entitled to indemnification pursuant to this Section to the extent that (a) Losses are attributable to acts, omissions or conduct of any LCM Indemnitee that constitute willful misconduct, gross negligence, bad faith, or recklessness (other than any of the PHL Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns acting as an agent or representative of any of the LCM Indemnitees), unless such acts, omissions or conduct were committed at the written direction of any of the PHL Parties Authorized Persons, or (b) such Loss is also a Loss for which the PHL Indemnitees are indemnified pursuant to Section 14.02 of this Agreement. Each LCM Party acknowledges that none of the PHL Parties or their Affiliates shall be deemed to have guaranteed the profitability of the GRIS or any volume of sales, and no indemnification shall arise based on an assertion of such a guarantee of profitability of the GRIS or volume of sales.

     14.02 INDEMNIFICATION BY LCM.

         14.02.1 INDEMNIFICATION. LCM shall indemnify and hold harmless each of the PHL Parties, their Affiliates, and each of their respective officers, directors, employees, representatives, successors and permitted assigns (collectively, the "PHL Indemnitees"), from and against any and all Losses to which any PHL Indemnitee may become subject, relating to or arising from any of the following:

                 (a) a material breach by LCM, any of their Affiliates, or any their respective or any of their officers, directors, employees, agents, representatives, successors or permitted assigns, of any provision of the Transaction Documents to which they are a party (excluding the Memorandum of Understanding);

                 (b) a material violation of applicable Law by LCM, any of its
                     Affiliates, or any their respective or any of its officers, directors, employees, agents, representatives, successors or permitted assigns, relating to or arising from the Transaction Documents to which they are a party or LIS; provided, however, that LCM shall not owe indemnification for Losses related to a material violation of Law arising out of or based upon reliance by LCM or any of its Affiliates upon information about any of the PHL Parties or any Affiliate thereof provided by any of the PHL Parties in writing to an LCM Party;

                 (c) the administration and management of LIS Accounts, but excluding actions taken by LCM under the Memorandum of Understanding;

                 (d) any claim by any person or entity related in any way to the development of all or any part of LIS, but excluding claims relating in any way to the development of all or any part of the GRIS or Registration Statement;

                 (e) any claim for infringement of intellectual property rights by an unaffiliated third party in connection with any product that is similar to or resembles all or any part of LIS, but excluding any claim relating in any way to the development of all or any part of the GRIS or Registration Statement and any claim described in Sections 14.01.1(e) and (f) of this Agreement; or

                 (f) a termination of a Certificate by either PHLVIC or PLIC as a result of a breach of the Memorandum of Understanding by LCM that is not cured on or before the 5th consecutive Business Day following the date on which either PHLVIC or PLIC delivers notice under the Memorandum of Understanding that PHLVIC or PLIC, as applicable, has determined it cannot hedge changes proposed by LCM either (i) without incurring material additional risk or additional hedging costs that are material in light of the pricing of the GRIS, or (ii) because Phoenix is unable to obtain an appropriate hedge (a determination as to either (i) or (ii), a "Determination"); except a breach shall not be deemed to have occurred if LCM demonstrates, through binding arbitration pursuant to
                     Section 16.02 of this Agreement, that a Determination was unreasonable, erroneous or not made in good faith.

          14.02.2 LIMITATION. Indemnification pursuant to this Section 14.02 shall be in addition to any liability that LCM may otherwise have. Notwithstanding anything to the contrary set forth in this Section, no PHL Indemnitee shall be entitled to indemnification pursuant to this Section to the extent that
                  (a) Losses are attributable to acts, omissions or conduct of any PHL Indemnitee that constitute willful misconduct, gross negligence, bad faith, or recklessness (other than any of LCM Parties, any of their Affiliates, or any their respective officers, directors, employees, agents, representatives, successors or permitted assigns acting as an agent or representative of any of the PHL Indemnitees), unless such acts, omissions or conduct were committed at the written direction of LCM Parties Authorized Persons, or (b) such Loss is also a Loss for which the LCM Indemnitees are indemnified pursuant to Section 14.01 of this Agreement. Each PHL Party acknowledges that neither LCM nor any of its Affiliates shall be deemed to have guaranteed the profitability of the GRIS or any volume of sales, and no indemnification shall arise in connection with profitability of the GRIS or volume of sales.

    14.03 INTER-PARTY CLAIMS. Any Party seeking indemnification pursuant to this
          Section 14 (the "Indemnified Party") shall notify the other Party or Parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the documents that evidence or support such claim or the act, omission or occurrence giving rise to such claim.

    14.04 THIRD PARTY CLAIMS.

          14.04.1 Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Article 14 relates (which shall also constitute the notice required by Section 18.03). The Indemnifying Party shall have the right, upon notice to the

                  Indemnified Party within ten business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party, (which consent shall not unreasonably be withheld), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 14.04.1 and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

          14.04.2 The election by the Indemnifying Party, pursuant to Section 14.04.1, to undertake the defense of a third-party claim shall not preclude the Party against which such claim has been made also from participating or continuing to participate in such defense, so long as such Party bears its own legal fees and expenses for so doing.

SECTION 15 STATUS OF PARTIES

    15.01 INDEPENDENT CONTRACTORS. Each of the PHL Parties and their
          Affiliates, on the one hand, and each of the LCM Parties and their Affiliates, on the other, shall be deemed to be an independent contractor as to the others for all purposes. None of the Transaction Documents shall be construed (1) to create the relationship of employer and employee among the Parties hereto or between any Party and any of the officers, directors, employees, or representatives of any other Party, (2) to create a partnership or joint venture among the Parties hereto, or (3) to authorize any Party to act as a general or special agent of any other, except as may be specifically set forth herein. Except as otherwise expressly set for in this Agreement, no Party shall in any manner be prevented or bound to refrain from engaging in any business or businesses of any kind or nature, or owning or dealing in securities of any entity or making any investments of any kind, or performing services for any other person, firm, or entity.

    15.02 AUTHORITY TO ACT. Except as otherwise expressly set forth in this Agreement or the Sales and General Agency Agreement, none of the PHL Parties or their Affiliates, on the one hand, and the LCM Parties or their Affiliates, on the other, shall have or be deemed to have authority to act on behalf of the others.

    15.03 NO THIRD-PARTY BENEFICIARIES. This Agreement, the Sales and General Agency Agreement, the Memorandum of Understanding and the Indemnification Agreement (defined below) are solely among the Parties hereto, as applicable, and are not intended to create any right or legal relationship, express or implied, among the Parties or any of their respective Affiliates, officers, directors, employees, agents, representatives, successors or permitted assigns, on the one hand, and any third party, including any Certificate Owner or other person covered under a GRIS, on the other hand; provided, however, that the LCM

          Indemnitees and the PHL Indemnitees are expressly intended to be third-party beneficiaries under this Agreement.

    15.04 LCM PARTIES NOT UNDERWRITER, INSURER OR PRODUCER. Notwithstanding anything to the contrary in any Transaction Document, none of the LCM Parties, their Affiliates, or any of their respective directors, officers, employees, agents, or other representatives are or shall be deemed to be (1) underwriters of any security, including the GRIS; (2) insurers, guarantors, or underwriters of any obligation of either PHLVIC and PLIC under the GRIS, including the obligation of either of PHLVIC or PLIC to pay claims and benefits arising under the GRIS, or
          (3) insurance agents, brokers or producers, except in the case of DSO and certain of its officers, employees, agents, or other representatives, who are licensed as insurance producers as required under applicable State insurance Laws.

    15.05 PHL PARTIES NOT INVESTMENT ADVISER. Notwithstanding anything to the contrary in any Transaction Document, none of the PHL Parties or any of their respective directors, officers, employees, agents, or other representatives are investment advisers under the Advisers Act or similar State Laws.

SECTION 16 DISPUTE RESOLUTION

    16.01 DISPUTES REGARDING PHL SERVICES OR LCM SERVICES.

          16.01.1 NOTICE; AUTHORIZED PERSONS. During the Term, if any of the PHL Parties, on the one hand, or any of the LCM Parties, on the other, encounters a problem that it believes constitutes a material breach of the other's duty to provide either the PHL Services or the LCM Services, as applicable, the non-breaching Parties shall promptly notify the other Parties in writing, and such breaching Party or Parties shall promptly respond. If the problem is not promptly resolved among the Parties, a PHL Parties Authorized Person and an LCM Parties Authorized Person shall, before the end of the first full Business Day following the date on which initial notice is provided by the non-breaching Parties, consult with each other in good faith concerning the existence, cause and remediation of the possible breach.

                 (a) If such Authorized Persons mutually determine that the problem constitutes a material breach, the breaching Party or Parties shall promptly take such actions and make any modifications and/or changes as are required to correct the breach, without charge to the non-breaching Parties.

                 (b) If such Authorized Persons cannot mutually determine
                     whether the problem is the result of a material breach, then the dispute shall be resolved in accordance with
                     Section 16.02 below.

          16.01.2 INDEMNIFICATION. The non-breaching Party or Parties may seek indemnification for any damages resulting from a breach under this Section pursuant to Section 14 (Indemnification).

    16.02 ARBITRATION. All controversies, claims or disputes among the Parties arising out of or relating to this Agreement, either of the Master Group Annuity Contracts, or breach of any of them, including matters relating to formation, shall be settled by binding arbitration by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. The place of arbitration shall be New York, New York.

          16.02.1 The arbitrators shall be disinterested. The number of arbitrators shall be three, one of whom shall be appointed by the PHL Parties and one of whom shall be appointed by LCM Parties, and the third of whom shall be selected by mutual agreement of the first two arbitrators, or by the administering authority if the first two arbitrators do not arrive at a mutual agreement within thirty (30) days of the selection of the second arbitrator.

          16.02.2 A decision of a majority of the arbitrators shall be final and binding and there shall be no appeal therefrom, unless (i) the decision was procured by corruption, fraud or other undue means; (ii) there was evident partiality by the arbitrator appointed as a neutral or corruption in any of the arbitrators or misconduct prejudicing the rights of any Party; or (iii) the arbitrators exceeded their powers. The arbitrators shall issue a written opinion in support of the arbitration award.

          16.02.3 The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing Party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the applicable agreement.

          16.02.4 Each Party shall be responsible for the costs and expenses incurred by such Party, including attorneys, although the cost of arbitration, including the fees of the arbitrators, shall be borne equally by the PHL Parties, on the one hand, and the LCM Parties, on the other; provided, however, that the panel of arbitrators may determine to award fees and costs, including attorney fees, to the prevailing Party. 16.02.5 Any Party may seek injunctive relief from the arbitrators to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

          16.02.6 Judgment upon the award rendered by the arbitrators may be entered in the courts specified in Section 18.04 below.

SECTION 17 DURATION AND TERMINATION

    17.01 DURATION. Except as to termination of new business pursuant to Section
          17.02 of this Agreement, this Agreement shall remain in effect for so long as any Certificate remains in force with respect to which benefit payments thereunder have not commenced; provided, however, that the Parties shall be obligated to fulfill their obligations under the Transaction Documents to which they are a party with respect to any Certificate that remains in force.

    17.02 TERMINATION AND SUSPENSION AS TO NEW BUSINESS.

          17.02.1 TERMINATION. This Agreement may be terminated by either the PHL Parties, on the one hand, or the LCM Parties, on the other, with respect to Certificates that have not been issued as of the effective date of termination in the following manner:

                 (a) By any of the PHL Parties, on the one hand, or any of the
                     LCM Parties, on the other, providing ninety (90) days prior written notice to the other Parties.

                 (b) By any of the LCM Parties, if any of the PHL Parties or
                     their Affiliates, as applicable, materially breaches any of the Transaction Documents and does not cure such breach within sixty (60) days of being provided written notice of such breach by an LCM Party.

                 (c) By any of the LCM Parties, immediately, if:

                     (1) Any of the PHL Parties is placed in receivership or
                         conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.

                     (2) Any of the PHL Parties becomes a debtor in bankruptcy, whether voluntary or involuntary, is the subject of an insolvency, rehabilitation, or delinquency proceeding, or is determined to be in hazardous financial condition.

                     (3) Any of the PHL Parties becomes the subject of a
                         criminal indictment or information or similar proceedings.

                     (4) Any of the PHL Parties assigns or transfers this
                         Agreement in a manner that does not comply with the provisions of this Agreement.

                 (d) By any of the PHL Parties, if any of the LCM Parties or
                     their Affiliate, as applicable, materially breaches any of the Transaction Documents to which they are a party and does not cure such breach within sixty (60) days of being provided written notice of such breach by a PHL Party.

                 (e) By any of the PHL Parties, immediately, if:

                     (1) Any of the LCM Parties is placed in receivership or
                         conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.

                     (2) Any of the LCM Parties becomes a debtor in bankruptcy, whether voluntary or involuntary, is the subject of an insolvency, rehabilitation, or delinquency proceeding, or is determined to be in hazardous financial condition.

                     (3) Any of the LCM Parties becomes the subject of a
                         criminal indictment or information or similar proceedings.

                     (4) Any of the LCM Parties assigns or transfers this
                         Agreement in a manner that does not comply with the provisions of this Agreement.

          17.02.2 SUSPENSION. Any of the PHL Parties, on the one hand, and any of the LCM Parties, on the other, upon 30 days written notice, may suspend issuance of (1) new Certificates entirely or (2) new Certificates guaranteeing LIS Accounts that invest in one or more Models with certain style attributes or investment vehicles, as may be expressly provided in such written notice, provided, however that the PHL Parties may suspend the issuance of new Certificates affected by a change in any of the Models after the 5th consecutive Business Day following the date on which either PHLVIC or PLIC deliver notice under the Memorandum of Understanding concerning its reasonable determination that it cannot hedge proposed changes without incurring material additional risk and/or material additional hedging costs, or because Phoenix is unable to obtain a reasonably appropriate hedge, if LCM has made the proposed changes and not cured such changes within such five-day period.

SECTION 18 MISCELLANEOUS

    18.01 Assignment or Change of Control.

          18.01.1 ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the Parties except as otherwise provided in this Agreement. No Party shall assign this Agreement or any rights or obligations hereunder or, except as expressly set forth in the Agreement with respect to the PHL Services and LCM Services, delegate any of their respective duties and obligations hereunder, without the prior written consent of the other Parties, which, in view of the unique and specialized nature of each Party's obligations hereunder, may be declined by any LCM Party on the one hand or any PHL Party, on the other hand, as the case may be, for any reason. Any attempted assignment or delegation in violation of this Section shall be void. A Change of Control, as defined below, shall be considered an assignment under this Section 18.01 and Sections 17.02.1(c)(4) and 17.02.1(e)(4).

          18.01.2 CHANGE OF CONTROL. A "Change of Control" means:

          (a) the acquisition by any person, entity or group, including a "group" required to file a Schedule 13D or Schedule 14D-1 under the 1934 Act (excluding, for this purpose, a Party, its Affiliates and any employee benefit plan of a Party or its Affiliates that acquires ownership of voting securities of an Affiliate of that Party) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 50% or more of either the (1) then outstanding ordinary shares of a Party, of a person or entity controlling such Party, or of a person or entity controlling such person or entity, up to and including the ultimate controlling person (such Party and persons or entities collectively, the "Control Group"), or (2) the combined voting power of the Control Group's then outstanding voting securities entitled to vote generally in the election of directors, in each case excluding an acquisition when the transaction is among Parties that are under common control both before and after such transaction;

          (b) the election or appointment to the board of directors of any member of the Control Group, or resignation of or removal from such board of directors with the result that the individuals who as of the date hereof constituted the board of directors (the "Incumbent Board") of each member of the Control Group no longer constitute at least a majority of such board of directors, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by the shareholders of each member of the Control Group, was approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of a member of the Control Group) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

          (c) the approval by the shareholders of any member of the Control Group of:

                 (1) a reorganization, merger or consolidation by reason of which the persons who were the shareholders of such member of the Control Group immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or

                 (2) a liquidation or dissolution of such member of the Control
                     Group or the sale, transfer, lease or other disposition of all or substantially all of the assets of such person (whether such assets are held directly or indirectly),

                  in each case excluding a reorganization, merger, consolidation, sale, transfer, lease or other disposition when the transaction is among Parties that are under common control both before and after such transaction.

     18.02 RIGHTS, REMEDIES, ETC. ARE CUMULATIVE. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the Parties may be entitled to under State and federal laws.

     18.03 NOTICES. Except as set for in this paragraph, all notices hereunder shall be made in writing and shall be effective upon delivery, which shall be made (1) by hand delivery, (2) by registered or certified United States mail, postage prepaid with return receipt requested,
           (3) by a nationally-recognized overnight courier service, to the addresses set forth below, or to such other address as any Party may request by giving written notice to the other Parties. A Party may also provide notice by electronic means (such as email or facsimile) or telephone in cases when immediate notice is required so long as the Party giving notice delivers separate written notice to be with 24 hours pursuant to Sections 18.03(1) or 18.03 (3).

               If to the PHL Parties

               Kathleen A. McGah
               Vice President
               Life and Annuity Counsel
               Phoenix Life Insurance Company
               One American Row
               PO Box 5056
               Hartford, CT 06102-5056

               With a simultaneous copy that shall not constitute notice under this section to:

               Kenneth J. Berman
               Debevoise & Plimpton LLP
               555 13th Street, N.W.
               Washington, DC 20005

               If to the LCM Parties:

               Lisa Detwiler
               Managing Counsel
               Lockwood Capital Management, Inc.
               10 Valley Stream Parkway
               Malvern, PA 19355

               Loretta A. Wise
               Legal Counsel
               Lockwood Capital Management, Inc.
               10 Valley Stream Parkway
               Malvern, PA 19355

               Kathleen DeNicholas
               Assistant General Counsel
               MBSC Securities Corporation
               Legal Department
               200 Park Avenue
               New York, New York 10166

               With a simultaneous copy that shall not constitute notice under this section to:

               Daniel W. Krane
               Drinker Biddle & Reath LLP
               18th and Cherry Sts.
               Philadelphia, PA 19103

     18.04 GOVERNING LAW. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal Laws of the State of New York, without giving effect to principles of conflict or choice of laws of that or any other jurisdiction. Each of the Parties hereto shall submit to the jurisdiction of the courts of the State of New York and the federal courts in the Southern District of New York.

     18.05 AMENDMENTS. No change may be made to the terms or provisions of this Agreement except by written agreement signed by the Parties.

     18.06 SEVERABILITY. If any provision of this Agreement is held invalid, illegal, unenforceable, or in conflict with the Law of any jurisdiction, such provision shall be enforced to the extent permitted under applicable Law, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     18.07 WAIVER. The failure by any Party to insist upon strict compliance with any condition of this Agreement shall not be construed as a waiver of such condition.

           Waiver by one Party to this Agreement of any obligation of another Party to this Agreement does not constitute a waiver of any further or other obligation of such Party.

     18.08 INTERPRETATION. This Agreement shall be governed by the following rules of interpretation: (a) when a reference is made in this Agreement to an Article, Section, or Exhibit, such reference shall be to an Article of, a Section of, or Exhibit to, this Agreement unless otherwise indicated; (b) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation;" (d) whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate; and (e) references to currency or amounts due shall mean United States dollars.

     18.09 CONSTRUCTION. The Parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any Party by reason of another Party being construed as the principal drafting Party hereto.

     18.10 SURVIVAL. The following Sections shall survive termination of this
           Agreement: Sections 9.06, 9.07, 10.06, 10.07, 11 (including Exhibit
           C), 12, 13.03, 13.04, 14, 15, 16.02, and 18.

     18.11 ENTIRE AGREEMENT. This Agreement, the other Transaction Documents and the Indemnification Agreement between the Parties, effective as of the Effective Date (the "Indemnification Agreement"), constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof, and supersede any and all prior oral or written understandings, agreements or negotiations, between or among the Parties with respect to the subject matter hereof and thereof. No prior writings by or among the Parties with respect to the subject matter hereof and thereof may be used by any Party in connection with the interpretation of any provision of this Agreement, the Indemnification Agreement, or the other Transaction Documents. In the event of a conflict between this Agreement and the Memorandum of Understanding, the terms of the Memorandum of Understanding shall control. In the event of a conflict between this Agreement and the Master Group Annuity Contracts, the terms of this Agreement shall control.

     18.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the Effective Date.

PHL VARIABLE INSURANCE COMPANY PHOENIX EQUITY PLANNING CORPORATION

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


PHOENIX LIFE INSURANCE COMPANY LOCKWOOD CAPITAL MANAGEMENT, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


MBSC SECURITIES CORPORATION DREYFUS SERVICE ORGANIZATION, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the Effective Date.

PHL VARIABLE INSURANCE COMPANY PHOENIX EQUITY PLANNING CORPORATION

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


INSURANCE COMPANY LOCKWOOD CAPITAL MANAGEMENT, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


MBSC SECURITIES CORPORATION DREYFUS SERVICE ORGANIZATION, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the Effective Date.

PHL VARIABLE INSURANCE COMPANY PHOENIX EQUITY PLANNING CORPORATION

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


INSURANCE COMPANY LOCKWOOD CAPITAL MANAGEMENT, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


MBSC SECURITIES CORPORATION DREYFUS SERVICE ORGANIZATION, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the Effective Date.

PHL VARIABLE INSURANCE COMPANY PHOENIX EQUITY PLANNING CORPORATION

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


INSURANCE COMPANY LOCKWOOD CAPITAL MANAGEMENT, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


MBSC SECURITIES CORPORATION DREYFUS SERVICE ORGANIZATION, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the Effective Date.

PHL VARIABLE INSURANCE COMPANY PHOENIX EQUITY PLANNING CORPORATION

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


PHOENIX LIFE INSURANCE COMPANY LOCKWOOD CAPITAL MANAGEMENT, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


MBSC SECURITIES CORPORATION DREYFUS SERVICE ORGANIZATION, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the Effective Date.

PHL VARIABLE INSURANCE COMPANY PHOENIX EQUITY PLANNING CORPORATION

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


INSURANCE COMPANY LOCKWOOD CAPITAL MANAGEMENT, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________


MBSC SECURITIES CORPORATION DREYFUS SERVICE ORGANIZATION, INC.

______________________________ ______________________________

Name:_________________________ Name:_________________________

Title:________________________ Title:________________________

                 EXHIBIT A TO THE STRATEGIC ALLIANCE AGREEMENT
                             PHL VARIABLE SERVICES

A. PHL Variable shall, or shall cause one or more of its Affiliates to, provide all services necessary or desirable to fully administer the GRIS, including, but not limited to:

     1. Notifying MBSC and LCM of any change to the GRIS Fee rate at least ten calendar days prior to the effective date of the fee change via E-mail;
     2. Calculating the GRIS Fee for each Certificate and send the inception and quarterly fee information to LCM;
     3.   Calculating the Retirement Income Base for each Certificate;
     4.   Calculating the Retirement Income Amount for each Certificate;
     5. Calculating the Required Minimum Distribution for each IRA account, as applicable, but not including tax reporting to the IRS;
     6. Providing telephone support to MBSC to enable MBSC to answer Certificate Owners' questions about their GRIS benefit, including Retirement Income Base; Retirement Income Amount, and the GRIS Fee on Business Days during the regular business hours of PHL Variable;
     7. Drafting and sending the following documents/correspondence to Certificate Owners:
          a.   Welcome Letter and Certificate;
          b. GRIS Retirement Income Base /Retirement Income Amount Adjustment Notice or similar notice, due to a withdrawal, contribution or reaching retirement income date;
          c. GRIS Fee Deduction Notice or similar notice, sent quarterly to confirm the GRIS Fee deduction;
          d. January 1st Letter, with the new Retirement Income Amount for the year;
          e.   GRIS Termination Notice or similar notice; and
          f.   Correspondence after the account value reaches zero;

     8. Sending PDF copies of all client correspondence to MBSC, in care of LCM;
     9. Sending LCM a report showing any investments in an LIS Account that are not invested in accordance with the LIS models, as necessary;
     10. Providing LCM with a quarterly data file containing Certificate Owner data, if requested in writing by LCM in order for LCM to reconcile data maintained by PHL Variable vs. LCM. LCM shall notify PHL Variable of any discrepancies identified;
     11. Notifying LCM, thirty-five calendar days in advance of the anniversary date for each Certificate, of fee information relating to the Annual Optional Increase; Correcting Certificate Owner file data upon notification of an incorrect Certificate termination by LCM using current account values;
     12.  Sending a daily file containing individual account data; and
     13.  Working with LCM on manual corrections.

B. All information provided shall be in form and content mutually acceptable to the Parties.

C. Notwithstanding anything to the contrary contained in this Exhibit A, nothing contained herein shall relieve any of the PHL Parties from their respective duties and obligations set forth in the Agreement, including those set forth in Section 9.07.3 of the Agreement.

                 EXHIBIT B TO THE STRATEGIC ALLIANCE AGREEMENT
                                  LCM SERVICES

A.  LCM shall, or shall cause one or more of its Affiliates, to:

     1. Notify PHL Variable if a Certificate Owner has changed to a non-GRIS eligible investment model and has thereby terminated the GRIS;
     2. Notify PHL Variable of the amount of non-cash assets transferred into an LIS Account that are in non-conformance to the model asset allocation in the daily transmission;
     3. Notify PHL Variable of or errors and corrections relating to a Certificate Owner's additional contributions and withdrawals;
     4. For new Certificates, send LIS Account assets and values electronically to PHL Variable on the certificate effective date;
     5. If LCM becomes aware of any material pricing errors, notify PHL Variable of such errors;
     6. On each Business Day, send PHL Variable LIS Account assets, values, and selected transactions electronically;
     7. LCM shall provide PHL Variable with a quarterly data file containing Certificate Owner data, if requested in writing by PHL Variable in order for PHL Variable to reconcile data maintained by PHL Variable. PHL Variable shall notify LCM of any discrepancies identified;
     8.   Work with PHL Variable on manual corrections; and
     9. Debit the GRIS Fee at inception and quarterly, in advance, and remit the fee to PHL Variable.
     10.  Notify PHL Variable if a Certificate Owner has terminated the GRIS;
     11. Notify PHL Variable of the divorce of Certificate Owners promptly after such notification is received by MBSC or LCM;
     12. Send PHL Variable a copy of Certificate Owners' divorce decrees promptly after such decrees are received by MBSC or LCM;
     13. Notify PHL Variable of the death of a Certificate Owner promptly after such notification is received by MBSC or LCM;
     14. Send PHL Variable a copy of the deceased Certificate Owner's death certificate promptly after the death certificate is received by MBSC or LCM;
     15.  Verify that each Application is completed;
     16.  Send the completed Application to PHL Variable; and
     17. Notify PHL Variable if MBSC becomes aware of an erroneous termination of a GRIS.

B. All information provided shall be in form and content mutually acceptable to the Parties.

C. Notwithstanding anything to the contrary contained in this Exhibit B, nothing contained herein shall relieve any of the LCM Parties from their respective duties and obligations set forth in the Agreement.

                                   EXHIBIT C
                            TRADEMARK LICENSE TERMS

The following terms and conditions apply to each License of Trademarks pursuant to Section 11.02 of the Agreement.

     1. LIMITED LICENSE: Nothing in the Agreement or this Exhibit shall be construed to grant Licensee any rights or license to any trademark, trade name, certification mark, service mark, domain name, product name, logo, patent, technical information, or copyright of Licensor other than as specified herein. All rights not specifically granted to Licensee are reserved to Licensor.

          a) USE: Licensor reserves the right as owner of the Trademarks to specify all aspects of use of the Trademarks, including but not limited to, the manner, place, type, form, layout, design, channels of trade, channels of distribution, and media of or for such use, on or in connection with, all displays, advertising, labels, literature, Internet sites, sales promotion materials, and all other forms of use of the Trademarks. All use of the licensed Trademarks shall inure to the benefit of Licensor. Licensee shall comply with any specific trademark use rules as may be referenced in any of the Exhibits, or provided to Licensee, which may be amended or revised by Licensor from time to time, upon written notice.

          b) ACKNOWLEDGMENT: Licensee hereby acknowledges the validity of Licensor's Trademarks and Licensor's exclusive right, title and interest in and to the Trademarks. As requested by Licensor, Licensee shall employ identifying symbols and/or words in connection with its use of the Trademarks. Licensee shall cooperate with Licensor in taking all appropriate measures for the protection of the Trademarks, and shall faithfully observe and execute the requirements, procedures, and directions of Licensor with respect to the use and protection of the Trademarks. Licensee shall not, during the term of this Agreement, or thereafter:

               (1) do or permit to be done any act or thing which prejudices, infringes or impairs the rights of Licensor with respect to the Trademarks;

               (2) represent that it has any right, title, or interest in or to the Trademarks, other than the limited license granted hereunder, or in any registration therefor;

               (3) use, register or attempt to register any trademarks, trade names, logos, domain names, metatags, meta descriptors, or electronic mail (e-mail) addresses, server names, search-engine markers, that are identical to, or confusingly similar to the Trademarks or any other trademarks, trade names or domain names of Licensor or any of its subsidiaries or affiliated companies;

               (4) do anything or produce any goods in connection with the Trademarks that damages or reflects adversely upon Licensor, its subsidiaries or affiliated companies or any of their trademarks, trade names or domain names; and

               (5) continue any use or action in relation to or in connection with the Trademarks or this Agreement if objected to by Licensor.

          c) GOODWILL: Licensee recognizes the value of the reputation and goodwill associated with the Trademarks, acknowledges that the Trademarks have acquired secondary meaning, and that all related rights and goodwill belong exclusively to Licensor.

          d) ART WORK: All art and design or lay-out work that contains, is derived from or used with the Trademarks, shall be solely owned by Licensor. Licensee shall not obtain, attempt to obtain or claim any copyright or trademark rights therein, and upon request, Licensee shall assign same to Licensor.

          e) INFRINGEMENT ACTION: Licensor shall have the sole right to determine the appropriate action to be taken against any infringement, imitation, or unauthorized use of the Trademarks including having the sole discretion to settle any claims or any controversy arising out of any such claims. Licensee shall provide Licensor with such reasonable assistance as Licensor may require in obtaining any protection of Licensor's rights to the Trademarks at no expense to Licensor. Licensee shall not have any rights or claim against Licensor for damages or otherwise arising from any determination by Licensor to act or not to act with respect to any alleged infringement, imitation or unauthorized use by others, and any such determination by Licensor shall not affect the validity or enforceability of this Agreement. Any and all damages and settlements recovered arising from any action or proceeding shall belong solely and exclusively to Licensor.

          f) ASSIGNMENT TO LICENSOR: Upon request, Licensee shall transfer to Licensor any rights which accrue to Licensee arising from its use of the Trademarks or this Agreement.

     2. QUALITY STANDARDS, INSPECTION, AND TESTING: So that the value of the goodwill and reputation associated with the Trademarks will not be diminished, Licensee shall have an obligation to ensure that all materials on which the Trademarks are used shall be of at least the same uniform high quality (i) as may be approved by Licensor hereunder; or (ii) as specified in quality standards provided by Licensor hereunder, as the case may be. To monitor for Licensee's adherence to such obligations, Licensor shall have the right to inspect such materials from time to time through duly authorized representatives. Materials not meeting the quality or other requirements set forth in this Agreement shall not be in any way promoted in connection with the Trademarks, and all references to the Trademarks on labels, product literature, promotional material, etc., shall be removed at Licensee's expense.

     3. LICENSING NOTICE: Licensee shall include a notice on all labeling, advertising, literature, Internet sites, and sales promotional materials that the Trademarks are licensed from Licensor. The notice shall be as follows or as otherwise specified by Licensor:

             "_________________(R) is a registered Trademark of [Licensor] and is used under license to [Licensee]."

     4. NO CONSEQUENTIAL DAMAGES, ETC.: IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR ANY SIMILAR DAMAGES WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF SUCH PARTY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN RELATION TO, ARISING OUT OF OR IN CONNECTION WITH THIS EXHIBIT OR THE TRADEMARKS.

     5. SUPPLEMENTAL PROVISIONS: If any supplemental provisions are made a part of the Agreement or this Exhibit, they are set forth in Annex A to this Exhibit.

     7. SURVIVAL: Notwithstanding termination of the Agreement, Sections 1(a)-1(f) and 4-6 of this Exhibit shall survive termination of the Agreement.

                                   EXHIBIT D
                         PHL PARTIES AUTHORIZED PERSONS

                                   Tracy Rich

                                 Katherine Cody

                                 Kathleen McGah

                                   EXHIBIT E
                         LCM PARTIES AUTHORIZED PERSONS

                                  Lisa Detwiler

                              Kathleen DeNicholas

                                  Loretta Wise